CONSULTING ADVISORY AND NON-COMPETITION AGREEMENT
                                 BY AND BETWEEN
  ______________________________________AND ____________________________

This agreement ("Agreement") dated as of ___ day, 199_, by and between _____________________ with its offices at ______________________________________
(hereinafter, "Company") and ________________________________, an individual residing at ___________________________ _______________________________
(hereinafter, "Consulting Advisor") relates to scientific services to be rendered to the Company in the field of _____________________________________
("Field") by the Consulting Advisor.

         Purpose: Consulting Advisor shall provide professional services in accordance with the requirements and direction of Company. Consulting Advisor agrees to provide the following professional services: (i) participation at bi-monthly meetings on Company's research and development programs (if Company requests the Consulting Advisor to attend such meetings); (ii) design, review, supervision (either at the Company's laboratory or at a location reasonably requested by the Company) and discussion of specific scientific projects in the Field as set forth in Schedule 1 attached hereto which schedule may be amended from time to time by mutual agreement; (iii) writing reports and invention disclosures and telephone consultation as may be required by the Company, and
(iv) such other related services as may be mutually agreed upon from time to time. Consulting Advisor's obligation hereunder shall not exceed __ days per year (but not in excess of the maximum number of days permitted by the institution ("Institution") where the Consulting Advisor is an employee, so long as the Consulting Advisor is a full-time employee who is bound by institutional policies).

         Field: Field as used herein shall mean the business of Company in (i) the design and development of genetic databases related to diet-regulated genes in cancer and other multi-genic chronic, complex diseases and (ii) the design and development therapeutic or diagnostic molecules targeted at disease-regulating biochemical pathways or molecular entities as further set forth in Schedule 1 attached hereto which schedule may be modified from time to time.

         Consideration: In consideration of the professional services rendered hereunder and the assignment of intellectual property rights to Company relating to technologies arising out of Consulting Advisor's professional services rendered hereunder, Company will issue to Consulting Advisor ______ restricted shares, par value $0.01of HealthTech Development Inc. Restricted shares, when issued, will bear appropriate legends and be issued pursuant to Company's Stockholder Agreement that will contain additional terms and conditions customary to such an agreement.

         Expenses: Travel and other reasonable out-of-pocket expenses incurred by Consulting Advisor in rendering professional services requested by Company hereunder shall be reimbursed separately on a monthly basis upon submission of receipts to Company.

         Term: The term of this Agreement shall be from __ day of 199_ to - day of 200_.

         Termination: Either party may terminate this Agreement for any reason upon 30 days' written notice to the other. Consulting Advisor shall offer to sell to Company all shares owned by Consulting Advisor on the date of Termination at the then fair market value of such stock. In the event this Agreement is terminated, for any reason whatsoever, Consulting Advisor's obligation herein with respect to confidential information, conflict of interest, and inventions, improvements, or ideas shall survive termination.

         Independent Contractor: Consulting Advisor is an independent contractor and not an employee or joint venturer Company, nor shall Consulting Advisor be entitled to or be eligible to participate in benefits or privileges extended by Company to its employees, nor shall Company make any deductions for taxes from consideration paid to Consulting Advisor hereunder. Taxes shall be the Consulting Advisor has no authority to obligate Company in any respect whatsoever, whether by contract or otherwise.

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         Confidential Information: Any Confidential Information acquired by
Consultant is covered by a separate Scientific Advisor's Confidentiality Agreement, the provisions of which shall survive termination of this Agreement.

         Inventions: Any inventions, improvements, or ideas (patented, unpatented, patentable or unpatentable) made or conceived by Consulting Advisor in connection with and during the performance of services hereunder and for six months thereafter related to the Field, shall be the sole property of Company and shall be reported to Company promptly. Consulting Advisor shall file the appropriate outside activities report with the Institution, if applicable, and obtain the appropriate approvals therefrom. Consulting Advisor agrees not to perform any services hereunder on Institution premises (other than the Company licensed space, if any), with Institution property or with Institution personnel not also subject to a Consulting Advisory Agreement with Company, without prior written approval from Company.

         Patent Assistance: Consulting Advisor, without charge to Company, shall execute, acknowledge and deliver to Company all such papers and documents including applications for patent, as may be necessary to enable Company to publish or protect said inventions, improvements, or ideas, by patent or otherwise in any and all countries, and to vest title to said patents, inventions, improvements and ideas to Company, its successors or assigns. Consulting Advisor shall render all such assistance as Company may require in any Patent and Trademark Office proceeding or litigation in Federal or State Courts involving said inventions, improvements or ideas, and shall be reimbursed for reasonable expenses incurred by Consulting Advisor in connection therewith.

         Severability: If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof.

         Law: This Agreement shall be construed, and the legal relations between Consulting Advisor and Company determined, in accordance with the laws of the State of Texas, without regard to the choice of law provisions of Texas law.

         Publicity: Consulting Advisor shall not originate any publicity, news release, or other public announcement, written or oral, whether to the public, press or otherwise, relating to this Agreement, to any amendment hereto, or to any performance hereunder, without the prior written approval of Company.

         Entire Agreement: This Agreement constitutes the entire agreement between the parties. It may not be modified, amended or assigned except by written agreement signed by both parties. Headings are for convenience only.

         IN WITNESS WHEREOF, Company and Consulting Advisor have executed duplicate originals of this Agreement as of the date and year first written above.

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